      As filed with the Securities and Exchange Commission on January 13, 1999
                                                    Registration No. 333-
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                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D. C.  20549

                               ----------------------

                                      FORM S-8

                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                               ----------------------

                                MINNTECH CORPORATION
               (Exact name of Registrant as specified in its charter)


                 MINNESOTA                                    41-1229121
      (State or other jurisdiction of                      (I.R.S. Employer
       incorporation or organization)                    Identification No.)

         14605 - 28TH AVENUE NORTH                              55447
           MINNEAPOLIS, MINNESOTA                             (Zip Code)
  (Address of principal executive offices)


                                MINNTECH CORPORATION
                               1998 STOCK OPTION PLAN
                              (Full title of the plan)

                                 Barbara A. Wrigley
                    Vice President, General Counsel and Secretary
                              14605 - 28th Avenue North
                            Minneapolis, Minnesota  55447
                       (Name and address of agent for service)

 Telephone number, including area code, of agent for service:  (612) 553-3300

                               ----------------------

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------
                                                          Proposed
                                       Proposed            maximum
   Title of           Amount            maximum           aggregate        Amount of
 securities to        to be         offering price        offering        registration
 be registered    registered (1)   per share (1) (2)    price (1) (2)         fee
--------------------------------------------------------------------------------------
 Common Stock,      1,000,000
$.05 par value        shares           $14.82           $14,820,000       $4,120
--------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------

(1) The Registration Statement relates to 1,000,000 shares of Common Stock to be offered pursuant to the 1998 Stock Option Plan.
(2) Estimated solely for the purpose of the registration fee pursuant to Rule 457(h)(1) based on the average of the high and low sales prices per share of the Registrant's Common Stock on January 11, 1999 as reported on the Nasdaq National Market.

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

                                MINNTECH CORPORATION

                                      PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents of Minntech Corporation (the "Company") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 0-11278), are, as of their respective dates, incorporated by reference and made a part hereof:

          (1) The Annual Report on Form 10-K of the Company for the fiscal year ended March 31, 1998 filed pursuant to Section 15(d) of the Exchange Act (File No. 0-11278).

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (1) above (File No. 0-11278).

          (3) The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A (Registration No. 0-11278) filed November 1, 1983, (and declared effective January 1,
     1984) under the Exchange Act and all amendments and reports filed for the purpose of updating such description.

     All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all of the shares of Common Stock offered have been sold or which deregisters all shares of the Common Stock then remaining unsold shall be deemed to be incorporated by reference in and a part of this Registration Statement from the date of filing of such documents.

     Any statement contained in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or incorporated herein by reference or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Section 7.01 of the Company's By-Laws, the Company indemnifies its directors and officers and advances litigation expenses to the fullest extent required or permitted by Minnesota Statutes Section 302A.521. Section 302A.521 requires the Company to indemnify a person made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person with respect to the Company, against judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, if, with respect to the acts or omissions of the person complained of in the proceeding, such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions;
(2) acted in good faith; (3) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent, reasonably believed that the conduct was in the best interests of the Company, or in the case of performance by a director, officer, employee or agent of the Company as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the Company. In addition, Section 302A.521, subd. 3, requires payment by the Company upon written request, of reasonable expenses in advance of final disposition in certain instances. A decision as to required indemnification is made by a majority of the disinterested Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of disinterested directors, by special legal counsel, by the disinterested shareholders, or by a court.

     The Company also maintains a director and officer insurance policy to cover the Company, its directors and its officers against certain liabilities.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

    Exhibit                           Description
    -------                           -----------
     4.1       Articles of Incorporation, as amended(1)

     4.2       Restated By-Laws(2)

     4.3       Amendment of By-Laws in November 1998

     4.4       Form of Specimen of Common Stock Certificate(3)

     5         Opinion of Faegre & Benson LLP

     10        Minntech Corporation Amended 1998 Stock Option Plan

     23.1      Consent of Faegre & Benson LLP (contained in Exhibit 5 to this
               Registration Statement)

     23.2      Consent of PricewaterhouseCoopers LLP

     24        Powers of Attorney

------------------------
(1) Incorporated by reference to the specified exhibit filed as part of the Company's Annual Report on Form 10-K for the year ended March 31, 1988, File No. 0-11278.
(2) Incorporated by reference to the specified exhibit filed as part of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, File No. 0-11278.
(3) Incorporated by reference to the specified exhibit filed as part of the Company's Annual Report on Form 10-K for the year ended March 31, 1993, File No. 0-11278.

ITEM 9.  UNDERTAKINGS.

A.   The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     B. The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 13, 1999.

                              MINNTECH CORPORATION


                              By   /s/ Thomas J. McGoldrick
                                   ------------------------------------------
                                   Thomas J. McGoldrick
                                   President and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 13, 1999.

Signature                          Title
---------                          -----

/s/ Thomas J. McGoldrick
------------------------------     President and Chief Executive Officer
Thomas J. McGoldrick               (Principal Executive Officer)

/s/ Jules L. Fisher
------------------------------     Vice President and Chief Financial Officer
Jules L. Fisher                    (Principal Financial and Accounting Officer)

Norman Dann*                       Director

George Heenan*                     Director

Amos Heilicher*                    Director

William Hope*                      Director

Thomas J. McGoldrick*              Director

Fred L. Shapiro, M.D.*             Director

Donald H. Soukup*                  Director

* Barbara A. Wrigley, by signing her name hereto, does hereby sign this document on behalf of each of the above named directors of the Registrant pursuant to powers of attorney duly executed by each person.


                              By   /s/ Barbara A. Wrigley
                                   ------------------------------------------
                                   Barbara A. Wrigley, Attorney in Fact

                                 INDEX TO EXHIBITS

                                                                             Method
Exhibit                          Description                                of Filing
-------                          -----------                                ---------
                                                                       Incorporated by
 4.1       Articles of Incorporation, as amended(1)..................  Reference

                                                                       Incorporated by
 4.2       Restated By-Laws(2).......................................  Reference

 4.3       Amendment of By-Laws in November 1998.....................  Filed Electronically

                                                                       Incorporated by
 4.4       Form of Specimen of Common Stock Certificate(3)...........  Reference

 5         Opinion of Faegre & Benson LLP............................  Filed Electronically

 10        Minntech Corporation Amended 1998 Stock Option Plan.......  Filed Electronically

 23.1      Consent of Faegre & Benson LLP
           (contained in its opinion filed as Exhibit 5 to this Registration Statement)

 23.2      Consent of PricewaterhouseCoopers LLP.....................  Filed Electronically

 24        Powers of Attorney........................................  Filed Electronically

------------------------
(1) Incorporated by reference to the specified exhibit filed as part of the Company's Annual Report on Form 10-K for the year ended March 31, 1988, File No. 0-11278.
(2) Incorporated by reference to the specified exhibit filed as a part of the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, File No. 0-11278.
(3) Incorporated by reference to the specified exhibit filed as part of the Company's Annual Report on Form 10-K for the year ended March 31, 1993, File No. 0-11278.